Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Bill Slater MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies Reports Fourth Quarter and Fiscal 2012 Financial Results

SUNNYVALE, Calif. – August 15, 2012 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications, today reported consolidated financial results for its fourth fiscal quarter and fiscal year ended June 30, 2012. All financial results are reported in U.S. GAAP unless otherwise noted.

Selected Fiscal 2012 Financial Highlights:

•	Revenue was $86.2 million, a year-to-year increase of five percent
•	Licensee royalty units grew to 708 million units from 656 million units in FY’11
•	Non-GAAP net income was $21.8 million
•	Non-GAAP EPS was $0.40
•	Cash and investment balances ended the year at $110.9 million

Fourth Quarter Fiscal 2012 Financial Details:

Revenue from royalties was $10.6 million, while license revenue was $27.8 million, including the Broadcom license. The Company’s fiscal Q4’12 GAAP net income was $17.3 million or $0.31 per share compared to a net loss of $2.5 million and $0.05 per share in the third quarter of fiscal 2012.

Non-GAAP net income in the fourth quarter of fiscal 2012, which excludes certain stock and non-recurring charges, was $19.2 million or $0.35 per share, compared with a loss of $0.8 million or $0.01 per share in the third quarter of fiscal 2012. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“In the fourth quarter, we signed one of the largest licensing agreements in MIPS Technologies’ history. This license is the first tangible result of our strategic efforts around patent monetization, and we continue to consider all of our options in this area. In Q4 we also entered a new era of product innovation with the announcement of our new Aptiv™ Generation of microprocessors, which push performance and efficiency to new levels,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of Q4 and fiscal 2012 results in a live conference call beginning today at 1:45 p.m. Pacific:

•	Live webcast: visit www.mips.com/company/investor-relations/ for a link to the listen-only webcast
•	Live conference call: dial 312-470-0125; password: MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 203-369-1251; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for home entertainment, networking, mobile and embedded applications. The MIPS architecture powers some of the world’s most popular products. Our technology is broadly used in products such as digital televisions, set-top boxes, Blu-ray players, broadband customer premises equipment (CPE), WiFi access points and routers, networking infrastructure and portable/mobile communications and entertainment products. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the ability of MIPS Technologies to realize anticipated results of its patent monetization strategy, the ability of MIPS Technologies to deliver and capitalize on the opportunities of its patent monetization strategy, the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS, Aptiv and MIPS-Based are trademarks or registered trademark of MIPS Technologies, Inc. in the United States and other countries.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	June 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,242	$69,202
Short-term investments	34,642	40,194
Accounts receivable, net	27,044	2,619
Prepaid expenses and other current assets	1,793	1,615
Total current assets	139,721	113,630
Equipment, furniture and property, net	2,892	2,014
Goodwill	565	565
Other assets	11,962	5,418
Total assets	$155,140	$121,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,578	$1,684
Accrued liabilities	11,852	8,127
Deferred revenue	1,259	1,812
Total current liabilities	15,689	11,623
Long-term liabilities	9,815	5,231
Stockholders’ equity	129,636	104,773
Total liabilities and stockholders’ equity	$155,140	$121,627

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Royalties	$10,588	$11,844	$47,855	$53,690
License and contract revenue	27,791	5,753	38,376	28,350
Total revenue	38,379	17,597	86,231	82,040
Costs and expenses:
Cost of sales	322	264	1,275	1,324
Research and development	10,644	7,649	35,914	27,673
Sales and marketing	4,626	4,914	17,582	19,129
General and administrative	4,502	3,210	14,548	13,463
Total costs and expenses	20,094	16,037	69,319	61,589
Operating income	18,285	1,560	16,912	20,451
Other income (expense), net	47	(26)	183	868
Income before income taxes	18,332	1,534	17,095	21,319
Provision for income taxes	1,085	806	2,829	3,774
Income from continuing operations	17,247	728	14,266	17,545
Income from discontinued operations, net of tax	—	—	—	212
Net income	$17,247	$728	$14,266	$17,757
Net income per share, basic – from continuing operations	$0.32	$0.01	$0.27	$0.35
Net income per share, basic – from discontinued operations	$—	$—	$—	$0.00
Net income per share, basic	$0.32	$0.01	$0.27	$0.35
Net income per share, diluted – from continuing operations	$0.31	$0.01	$0.26	$0.33
Net income per share, diluted – from discontinued operations	$—	$—	$—	$0.00
Net income per share, diluted	$0.31	$0.01	$0.26	$0.33
Common shares outstanding, basic	53,435	52,505	52,992	50,489
Common shares outstanding, diluted	54,771	54,161	54,086	53,328

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	Years Ended June 30,
	2012	2011
Operating activities:
Net income - continuing operations	$14,266	$17,545
Adjustments to reconcile net income to cash provided by (used in) operations
Depreciation	1,093	983
Stock-based compensation	6,463	5,062
Excess tax benefits from stock-based compensation	(920)	—
Amortization of intangible assets	504	226
Gain on exchange and sale of investment	—	(611)
Amortization of investment premium, net	519	546
Other non-cash charges	123	114
Changes in operating assets and liabilities:
Accounts receivable	(24,425)	4,908
Prepaid expenses	(65)	(745)
Other assets	90	1,898
Accounts payable	921	121
Accrued liabilities	1,082	(5,684)
Deferred revenue	(524)	(1,689)
Long-term liabilities	790	(628)
Net cash provided by (used in) operating activities – continuing operations	(83)	22,046
Net cash provided by operating activities – discontinued operations	—	212
Net cash provided by (used in) operating activities	(83)	22,258
Investing activities:
Purchases of marketable securities	(50,000)	(63,628)
Proceeds from sales of marketable securities	2,613	5,413
Proceeds from maturities of marketable securities	52,307	38,591
Capital expenditures	(1,939)	(866)
Net cash provided by (used in) investing activities	2,981	(20,490)
Financing activities:
Net proceeds from issuance of common stock	3,286	35,692
Excess tax benefits from stock-based compensation	920	—
Net cash provided by financing activities	4,206	35,692
Effect of exchange rates on cash	(64)	117
Net increase in cash and cash equivalents	7,040	37,577
Cash and cash equivalents, beginning of period	69,202	31,625
Cash and cash equivalents, end of period	$76,242	$69,202

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) and NET INCOME (LOSS) PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended June 30, 2012	Three Months Ended March 31, 2012	Three Months Ended June 30, 2011
	GAAP net income (loss)	$17,247	$(2,532)	$728
	Net income (loss) per basic share	$0.32	$(0.05)	$0.01
	Net income (loss) per diluted share	$0.31	$(0.05)	$0.01
(a)	Stock-based compensation expense	1,790	1,720	1,445
(b)	Severance adjustment	197	86	—
(c)	Tax on change in legal structure	—	—	98
(d)	Gain on investment	—	(29)	—
	Non-GAAP net income (loss)	$19,234	$(755)	$2,271
	Non-GAAP net income (loss) per basic share	$0.36	$(0.01)	$0.04
	Non-GAAP net income (loss) per diluted share	$0.35	$(0.01)	$0.04
	Common shares outstanding – basic	53,435	53,111	52,505
	Common shares outstanding – diluted	54,771	53,111	54,161

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income (loss) and net income (loss) per share excluding stock-based compensation expense, severance adjustment, tax on change in legal structure, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
This adjustment reflects the stock-based compensation expense.  For the fourth quarter of fiscal 2012 ending June 30, 2012, $1.8 million stock-based compensation expense was allocated as follows: $650,000 to research and development, $468,000 to sales and marketing and $672,000 to general and administrative.  For the third quarter of fiscal 2012 ending March 31, 2012, $1.7 million stock-based compensation expense was allocated as follows: $541,000 to research and development, $466,000 to sales and marketing and $713,000 to general and administrative.  For the fourth quarter of fiscal 2011 ending June 30, 2011, $1.4 million stock-based compensation expense was allocated as follows: $416,000 to research and development, $475,000 to sales and marketing and $554,000 to general and administrative.

(b)
This adjustment reflects the severance to the Company’s former executives and employees.  For the fourth quarter of fiscal 2012 ending June 30, 2012, $85,000 was allocated to general and administrative and $112,000 was allocated to sales and marketing.  For the third quarter of fiscal 2012 ending March 31, 2012, $86,000 was allocated to general and administrative.

(c)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(d)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Twelve Months Ended June 30, 2012	Twelve Months Ended June 30, 2011
	GAAP net income	$14,266	$17,757
	Net income per basic share	$0.27	$0.35
	Net income per diluted share	$0.26	$0.33
(e)	Stock-based compensation expense	6,463	5,062
(f)	Severance adjustment	643	36
(g)	Expenses related to stockholder activities	423	—
(h)	Tax on change in legal structure	—	909
(i)	Gain from discontinued operations, net of tax	—	(212)
(j)	Gain on investment	(29)	(611)
	Non-GAAP net income	$21,766	$22,941
	Non-GAAP net income per basic share	$0.41	$0.45
	Non-GAAP net income per diluted share	$0.40	$0.43
	Common shares outstanding – basic	52,992	50,489
	Common shares outstanding – diluted	54,086	53,328

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding stock-based compensation expense, severance adjustment, expenses related to stockholder activities, tax on change in legal structure, gain from discontinued operations, net of tax, and gain on investment provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(e)
This adjustment reflects the stock-based compensation expense.  For the twelve months ending June 30, 2012, $6.5 million stock-based compensation expense was allocated as follows: $2.2 million to research and development, $1.7 million to sales and marketing and $2.6 million to general and administrative.  For the twelve months ending June 30, 2011, $5.1 million of stock-based compensation expense was allocated as follows: $1.5 million to research and development, $1.5 million to sales and marketing and $2.1 million to general and administrative.

(f)
This adjustment reflects the severance to the Company’s former executives and employees.  For the twelve months ending June 30, 2012, $643,000 was allocated as follows: $424,000 to sales and marketing and $219,000 to general and administrative.  For the twelve months ending June 30, 2011, $36,000 was allocated to sales and marketing.

(g)	This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP allocated to general and administrative.

(h)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

(i)	The adjustment reflects the gain, net of tax, of the Analog Business Group.

(j)	The adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

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